                                                                     Exhibit 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                                                617 542 6000
                                                                617 542 2241 fax


                                  June 7, 2002

Opta Food Ingredients, Inc.
25 Wiggins Avenue
Bedford, MA 01730


Ladies and Gentlemen:

     We have acted as counsel to Opta Food Ingredients, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering an additional Two Hundred and Fifty Thousand (250,000) shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), under the Company's Amended and Restated Employee Stock Purchase Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Amended and Restated Certificate of Incorporation and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and non-assessable shares of the Company.

     Our opinion is limited to applicable provisions of the Delaware Constitution and the General Corporation Law of the State of Delaware ("Delaware Law") and judicial decisions interpreting Delaware Law, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

June 7, 2002
Page 2


     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                           Very truly yours,


                                           /s/ MINTZ, LEVIN, COHN,
                                           FERRIS,GLOVSKY AND POPEO,
                                           P.C.

                                           MINTZ, LEVIN, COHN, FERRIS,
                                            GLOVSKY AND POPEO, P.C.